Exhibit 99.3

Everbridge Announces Pricing of Upsized $325 Million Convertible Notes Offering

BURLINGTON, Mass., March 9, 2021 – Everbridge, Inc. (Nasdaq: EVBG) announced today the pricing of $325.0 million aggregate principal amount of 0% convertible senior notes due 2026 (the Notes) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. The Notes will be issued at a price equal to 100% of the principal amount thereof. In connection with the offering, Everbridge has also granted the initial purchasers a 13-day option to purchase up to an additional $50.0 million aggregate principal amount of Notes. The sale of the Notes is expected to close on March 11, 2021, subject to the satisfaction of customary closing conditions.

The Notes will be general unsecured obligations of Everbridge and will not bear regular interest, and the principal amount of the Notes will not accrete. The Notes will mature on March 15, 2026, unless earlier converted, redeemed or repurchased. The initial conversion rate will be 5.5341 shares of Everbridge’s common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $180.70 per share), subject to customary adjustments. The initial conversion price of the Notes represents a premium of approximately 40% over the last reported sale price of Everbridge’s common stock on March 8, 2021. The Notes will be convertible into cash, shares of Everbridge’s common stock or a combination of cash and shares of Everbridge’s common stock, at Everbridge’s election. Prior to the close of business on the business day immediately preceding December 15, 2025, the Notes will be convertible at the option of holders only upon the satisfaction of certain conditions. Thereafter, holders of the Notes may convert their Notes at their option at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date.

Everbridge may redeem for cash all or any portion of the Notes, at its option, on or after March 20, 2024 if the last reported sale price of Everbridge’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date on which Everbridge provides notice of redemption, during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which Everbridge provides notice of redemption at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid special interest, if any, to, but excluding, the redemption date. If Everbridge undergoes a “fundamental change,” holders of the Notes may require Everbridge to repurchase for cash all or any portion of their Notes at a fundamental change repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid special interest, if any, to, but excluding, the fundamental change repurchase date.

Everbridge estimates that the proceeds from this offering will be approximately $315.7 million (or $364.3 million if the initial purchasers exercise their option to purchase additional Notes in full), after deducting fees and estimated expenses. Everbridge expects to use approximately $59.0 million of the net proceeds from this offering and to issue 1,288,994 shares of its common stock to repurchase approximately $58.6 million aggregate principal amount of its outstanding 1.50% Convertible Senior Notes due 2022 (the 2022 notes) in a privately negotiated transaction concurrently with the pricing of this offering. Everbridge also expects to use approximately $30.4 million of the net proceeds from this offering to pay the costs of the capped call transactions described below. If the option to purchase additional Notes is exercised by the initial purchasers in full, Everbridge expects to use approximately $4.7 million of the net proceeds from the sale of such additional Notes to enter into additional capped call transactions.

Everbridge expects to use the remainder of any net proceeds for working capital and other general corporate purposes, including potential additional repurchases and redemptions of its existing convertible notes, investments in sales and marketing in the United States and internationally and in research and development. One of Everbridge’s primary growth strategies continues to be to pursue opportunities to acquire businesses or pursue strategic investments in complementary businesses or technologies or for geographic expansion, and at any time, Everbridge is engaged in active discussions regarding such acquisition opportunities. Although Everbridge has not entered into definitive agreements or commitments with respect to any potential acquisitions at this time, if any such transactions are consummated, Everbridge may use a substantial portion of the proceeds from this offering to fund the purchase price thereof or to replenish its existing cash resources used for that purpose.

In connection with any repurchases of its existing convertible notes, Everbridge expects that holders of the outstanding 2022 notes that have hedged their equity price risk with respect to the existing convertible notes (the hedged holders) will, concurrently with such repurchases, unwind their hedge positions by buying Everbridge’s common stock and/or entering into or unwinding various derivative transactions with respect to its common stock. The amount of Everbridge’s common stock to be purchased by the hedged holders may be substantial in relation to the historic average daily trading volume of its common stock. This activity by the hedged holders may have resulted in an increase in the effective conversion price of the Notes. In connection with the repurchase of the 2022 notes, Everbridge intends to amend the terms of the existing capped call transactions that it entered into when the 2022 notes were issued to permit the remaining options underlying such capped call transactions to remain outstanding until November 1, 2022, which is the maturity date for the 2022 notes, even if all or a portion of the 2022 notes are converted, repurchased or redeemed prior to such date.

In connection with the pricing of the Notes, Everbridge entered into capped call transactions with one or more of the initial purchasers and/or their respective affiliates or other financial institutions (the option counterparties). The capped call transactions are expected generally to reduce potential dilution to Everbridge’s common stock upon any conversion of Notes and/or offset any cash payments Everbridge is required to make in excess of the principal amount of converted Notes, as the case may be, with such reduction and/or offset subject to a cap initially equal to $258.14 (which represents a premium of 100% over the last reported sale price of Everbridge’s common stock on March 8, 2021). If the initial purchasers exercise their option to purchase additional Notes, Everbridge expects to enter into additional capped call transactions with the option counterparties.

In connection with establishing their initial hedges of the capped call transactions, Everbridge has been advised that the option counterparties or their respective affiliates expect to enter into various derivative transactions with respect to Everbridge’s common stock concurrently with or shortly after the pricing of the Notes and/or purchase shares of Everbridge’s common stock concurrently with or shortly after the pricing of the Notes. This activity could increase (or reduce the size of any decrease in) the market price of Everbridge’s common stock or the Notes at that time.

In addition, the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Everbridge’s common stock and/or purchasing or selling Everbridge’s common stock or other securities of Everbridge in secondary market transactions following the pricing of the Notes and prior to the maturity of the Notes (and are likely to do so following any conversion of the Notes, any repurchase of the Notes by Everbridge on any fundamental change repurchase date or otherwise or any redemption date, in each case, if Everbridge exercises the relevant election under the capped call transactions). This activity could also cause or avoid an increase or a decrease in the market price of Everbridge’s common stock or the Notes, which could affect a noteholder’s ability to convert the Notes and, to the extent the activity occurs during any observation period related to a conversion of Notes, it could affect the number of shares of Everbridge’s common stock, if any, and value of the consideration that a noteholder will receive upon conversion of the Notes.

Further, to the extent the counterparties to the existing capped call transactions do not agree to amend the terms of those transactions to permit those transactions to remain outstanding, those counterparties may unwind various derivatives and/or purchase or sell Everbridge’s common stock or other securities of Everbridge in the secondary market concurrently and/or following the pricing of the Notes, which could adversely affect the market price of Everbridge’s common stock and the Notes.

Neither the Notes, nor any shares of Everbridge’s common stock issuable upon conversion of the Notes, have been registered under the Securities Act or any state securities laws, and unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the Notes, Everbridge’s common stock potentially issuable upon conversion of the Notes or any other securities, and will not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

About Everbridge

Everbridge, Inc. is a global software company that provides enterprise software applications that automate and accelerate organizations’ operational response to critical events in order to Keep People Safe and Businesses Running™.

Forward-Looking Statements

This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995 including, without limitation, statements regarding the terms of the offering of the Notes, the potential effects, of the capped call transactions and the repurchases of the 2022 notes (including the amendments to the existing capped call transactions that Everbridge entered into when the 2022 notes were issued (or any termination or unwind thereof)), the potential dilution to Everbridge’s common stock and statements regarding Everbridge’s intentions regarding the use of proceeds from the offering. These forward-looking statements are based on the current expectations of the management of Everbridge as of the date of this press release and are subject to risks, uncertainties, changes in circumstances, assumptions and other factors that may cause actual results of Everbridge to be materially different from those reflected in the forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include market risks, among others. These and other risks are discussed in Everbridge’s filings with the SEC, including, without limitation, Everbridge’s Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on February 26, 2021. Given these uncertainties, you should not place undue reliance on forward-looking statements, which speak only as of the date hereof. Everbridge is under no obligation, and expressly disclaims any obligation to update or alter any forward-looking statement, whether as a result of new information, future events or otherwise.

All Everbridge products are trademarks of Everbridge, Inc. in the USA and other countries. All other product or company names mentioned are the property of their respective owners.

EVERBRIDGE CONTACTS:

Jeff Young

Media Relations

jeff.young@everbridge.com

781-859-4116

Joshua Young

Investor Relations

joshua.young@everbridge.com

781-236-3695